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                                                                EXHIBIT 10.A

                           CORESTATES FINANCIAL CORP

                             AMENDED AND RESTATED

                            STOCK COMPENSATION PLAN
                                      FOR
                            NON-EMPLOYEE DIRECTORS
                                    (1997)

1. PURPOSE

  1.1 CoreStates Financial Corp (the "Company") has established the CoreStates Financial Corp Amended and Restated Stock Compensation Plan for Non-Employee Directors (the "Plan") to further its long-term financial success by providing for stock awards to non-employee directors of the Company and to non-employee directors of CoreStates Bank, N.A. ( the "Bank"), the Company's primary subsidiary. The Plan is intended to increase the proprietary interest of such persons by providing further opportunity for ownership of the Company's Common Stock ("Stock"), to more closely align the interests of such persons with the interests of the Company's shareholders, to attract and retain non-employee directors of exceptional ability, and to motivate non-employee directors to contribute to the success of the Company's and the Bank's business.

  1.2 All elections and transactions under the Plan by persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") involving shares of Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16
(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. To the extent that any provision of the Plan, the administrative guidelines, or any action or omission with respect to the Plan (including any action by an Eligible Director, as hereinafter defined, that does not satisfy the exemptive conditions under Rule 16b-3 or otherwise) is inconsistent with
Section 16, the provision, guidelines or act or omission shall be deemed null and void, as permitted by applicable law.

2. ADMINISTRATION

  2.1 The Plan shall be administered by the Board of Directors of CoreStates Financial Corp (the "Board").

  2.2 The Board may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined in the sole discretion of the Board, and any such determination shall be final and binding on all persons. All determinations of the Board shall be made by a majority of its members at a meeting duly called pursuant to the provisions of the By-laws of the Company. The Board may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

  2.3 All costs and expenses involved in administering the Plan shall be borne by the Company.

  2.4 For purposes of the Plan, an "Eligible Director" shall be a member of the Board or a member of the Board of Directors of the Bank who is not an employee of the Company or any subsidiary or affiliate of the Company. If any Eligible Director at any time becomes such an employee, he or she shall thereupon cease to be an Eligible Director.

3. SHARES OF STOCK

  3.1 Shares Reserved. Shares of Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company, provided that the total amount of Stock which may be issued under the Plan shall not exceed 150,000 shares, subject to adjustment in accordance with Section 3.2 hereof.

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  3.2 Capital Adjustments. In the event that the Board shall determine that any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin-off or a similar corporate transaction affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Directors under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary to the maximum number or class of shares available under the Plan, and the number or class of shares of Stock to be delivered hereunder.

4. DELIVERY OF SHARES OF STOCK

  4.1 Mandatory Portion. For each calendar year commencing with the calendar year beginning January 1, 1997, each Eligible Director who is a director of the Company or the Bank on or before the date of an annual meeting of shareholders shall receive a whole number of shares of Stock equal in value to 50% of his or her retainer fee payable for services as a director during such calendar year (including any additional retainer fee payable for service as a chairperson of a committee of the Board or Board of Directors of the Bank) in lieu of payment of such percentage of retainer fee in cash. Such shares shall be issued to each such Eligible Director on June 1 (or if such date is not a business day, the next succeeding business day) of such calendar year (the "Stock Payment Date").

  Each such share shall be valued at the average of the high and low prices of a share of Stock on the Composite Tape for New York Stock Exchange Listed Stocks, as reported in The Wall Street Journal on the last business day preceding the Stock Payment Date (the "Share Value Price"). The value of fractional shares shall be paid to the Eligible Director in cash.

  4.2 Elective Portion. For each calendar year commencing with the calendar year beginning January 1, 1998, each person who will be an Eligible Director on January 1 of such year may elect to receive a whole number of shares of Stock equal in value (based on the Share Value Price) to up to 100 percent of his or her retainer fee payable for services as a director during such calendar year (including any additional retainer fee payable for serving as a chairperson of a committee of the Board or Board of Directors of the Bank) in lieu of payment of such percentage of retainer fee in cash. Such election may be made in incremental amounts of 5 percent of the total retainer fee. Such shares shall be delivered to each Eligible Director on the Stock Payment Date. The value of fractional shares shall be paid to the Eligible Director in cash. Any such election shall be irrevocable and shall be made in writing no later than December 31 of the year preceding such year, and shall apply on a pro rata basis with respect to the entire amount of retainer fees earned, or on such other basis as may be agreed to by the Company.

  4.3 Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason or payments pursuant to the Plan. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to an Eligible Director upon such terms and conditions as the Company may prescribe.

5. TERM OF PLAN

  5.1 The Plan is subject to approval by the shareholders of the Company at the 1997 Annual Meeting of Shareholders. In no event shall any delivery of shares of Stock be made to any director or other person under the Plan until such time as shareholder approval of the Plan is obtained.

  5.2 The Plan shall remain in effect until June 1, 2007, unless sooner terminated by the Board.

6. AMENDMENT; TERMINATION

  6.1 The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, no amendment which requires shareholder approval under applicable Pennsylvania law, under the rules of any securities exchange on which the shares may be listed, or in order for the Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company.

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7. MISCELLANEOUS

  7.1 Nothing in this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board or the Board of Directors of the Bank.

  7.2 This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

  7.3 This Plan shall not be construed to require the Company to fund any amount payable under the Plan, to create a trust of any kind or to set aside or earmark any monies or other assets specifically for payments under the Plan.

  7.4 Notwithstanding any other provision of this Plan, the Company shall not be required to award or deliver any certificate for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

    a. Any required listing or approval or notice of issuance of such shares on any securities exchange on which the Common Stock may then be traded;

    b. Any registration or other qualification of such shares under any state or federal law or regulation or other qualification which the Board shall upon the advice of counsel deem necessary or advisable; and

    c. The obtaining of any other required consent or approval or permit from any state or federal government agency.

  7.5 No right under this Plan shall be transferable or otherwise subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution.

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